                                                                    EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                     36-0899825
                                                   (I.R.S. EMPLOYER
                                                 IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                  60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                           PUGET SOUND ENERGY, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


           WASHINGTON                               91-0374630
  (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)


     411 - 108TH AVENUE, N.E.
     BELLEVUE, WASHINGTON                                    98004-5515
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)



          EXCHANGE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (a)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of October, 1997.


                             THE FIRST NATIONAL BANK OF CHICAGO,
                             TRUSTEE

                             BY   /S/ RICHARD D. MANELLA

                             RICHARD D. MANELLA
                             VICE PRESIDENT AND SENIOR COUNSEL




* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                               October 16, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Puget Sound Energy, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:  /S/ RICHARD D. MANELLA

                                       RICHARD D. MANELLA
                                       VICE PRESIDENT AND SENIOR COUNSEL

                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago   Call Date: 06/30/97  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303                                       Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                            C400
                                                                     DOLLAR AMOUNTS IN                  ------------
                                                                          THOUSANDS           RCFD      BIL MIL THOU
                                                                     ------------------       ----      -------------
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a.   Noninterest-bearing balances and currency and coin(1)....                           0081        4,415,563          1.a.
     b.   Interest-bearing balances(2).............................                           0071        7,049,275          1.b.
2.   Securities
     a.   Held-to-maturity securities(from Schedule RC-B,
           column A)...............................................                           1754                0          2.a.
     b.   Available-for-sale securities (from Schedule RC-B,
           column D)...............................................                           1773        4,455,173          2.b.
3.   Federal funds sold and securities purchased under agreements
      to resell                                                                               1350        4,604,233          3.
4.   Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income (from Schedule
            RC-C)..................................................   RCFD 2122 24,185,099                                    4.a.
     b.   LESS: Allowance for loan and lease losses................   RCFD 3123 423,419                                       4.b.
     c.   LESS: Allocated transfer risk reserve....................   RCFD 3128          0                                    4.c.
     d.   Loans and leases, net of unearned income, allowance, and
           reserve (item 4.a minus 4.b and 4.c)....................                           2125       23,761,680           4.d.
5.   Trading assets (from Schedule RD-D)...........................                           3545        6,930,216           5.
6.   Premises and fixed assets (including capitalized leases)......                           2145          705,704           6.
7.   Other real estate owned (from Schedule RC-M)..................                           2150            7,960           7.
8.   Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)...............................                           2130           64,504           8.
9.   Customers' liability to this bank on acceptances outstanding..                           2155          562,251           9.
10.  Intangible assets (from Schedule RC-M)........................                           2143          283,716          10.
11.  Other assets (from Schedule RC-F).............................                           2160        1,997,778          11.
12.  Total assets (sum of items 1 through 11)......................                           2170       54,837,423          12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:              The First National Bank of Chicago      Call Date:  06/30/97 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                           Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                DOLLAR AMOUNTS IN
                                                                     THOUSANDS                          BIL MIL THOU
                                                                ------------------                      ------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A
          and C from Schedule RC-E, part 1).................                             RCON 2200       21,852,164          13.a
         (1) Noninterest-bearing(1).........................     RCON 6631  9,474,510                                        13.a.1
         (2) Interest-bearing...............................     RCON 6636 12,377,654                                        13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries,
          and IBFs (from Schedule RC-E, part II)............                             RCFN 2200       13,756,280          13.b.
         (1) Noninterest bearing............................     RCFN 6631    330,030                                        13.b.1
         (2) Interest-bearing...............................     RCFN 6636 13,426,250                                        13.b.2
14.  Federal funds purchased and securities sold under
      agreements to repurchase:                                                          RCFD 2800        3,827,159          14
15.  a.  Demand notes issued to the U.S. Treasury...........                             RCON 2840           40,307          15.a
     b.  Trading Liabilities(from Schedule RC-D)............                             RCFD 3548        4,985,577          15.b
16.  Other borrowed money:
     a.  With original maturity of one year or less.........                             RCFD 2332        2,337,018          16.a
     b.  With original  maturity of than one year
          through three years...............................                                  A547          265,393          16.b
     c.  With a remaining maturity of more than three years.                                  A548          322,175          16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                             RCFD 2920          562,251          18
19.  Subordinated notes and debentures (2)..................                             RCFD 3200        1,700,000          19
20.  Other liabilities (from Schedule RC-G).................                             RCFD 2930          929,875          20
21.  Total liabilities (sum of items 13 through 20).........                             RCFD 2948       50,618,199          21
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..........                             RCFD 3838                0          23
24.  Common stock...........................................                             RCFD 3230          200,858          24
25.  Surplus (exclude all surplus related to
      preferred stock)......................................                             RCFD 3839        2,948,616          25
26. a. Undivided profits and capital reserves...............                             RCFD 3632        1,059,214          26.a.
    b. Net unrealized holding gains (losses) on available-
        for-sale securities.................................                             RCFD 8434           12,788          26.b.
27.  Cumulative foreign currency translation adjustments....                             RCFD 3284           (2,252)         27
28.  Total equity capital (sum of items 23 through 27)......                             RCFD 3210        4,219,224          28
29.  Total liabilities and equity capital (sum of
      items 21 and 28)......................................                             RCFD 3300       54,837,423          29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                Number
                                                                ------
     auditors as of any date during 1996........RCFD 6724.....   N/A     M.I.
                                                                ------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.